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                                                            EXHIBIT 10 (aa)(2)


                        FIRST ADDENDUM TO WINGATE COMMONS

                             BUSINESS PARK NET LEASE

                  This First Addendum to that certain Wingate Commons Business Park Net Lease (the "Lease") dated September 27, 1991 by and between REYNOLDS METALS DEVELOPMENT COMPANY, a Delaware corporation ("Landlord"), and LIFECARE INVESTMENTS, INC., a Delaware corporation ("Tenant"), hereby modifies and amends the lease to include the following:

1.                Notwithstanding anything to the contrary contained in Section
                  3.1 of the Lease, Tenant shall have the option of terminating this Lease at the end of the tenth and the fifteenth Lease Year by giving Landlord not less than ninety (90) days' prior written notice.

2.                Sections 3.2 and 4.2 of the Lease are hereby deleted.

3.                Notwithstanding anything to the contrary contained in Section
                  3.3 of the Lease, Tenant shall not be required to pay Rent until the Commencement Date.

4. Tenant shall have the option of purchasing the Premises during the first five (5) Lease Years of the Lease at the purchase price set forth below opposite the Lease Year in which the purchase is made (the "Option Price"):

                                    Lease Year 1  $ 1,185,150.00
                                    Lease Year 2  $ 1,223,443.00
                                    Lease Year 3  $ 1,284,700.00
                                    Lease Year 4  $ 1,347,975.00
                                    Lease Year 5  $ 1,351,241.00

         Tenant shall exercise such option by giving written notice thereof to Landlord. If Tenant exercises its option, closing shall occur within sixty (60) days after the date of the exercise by Tenant of its option and time is of the essence. Upon payment of the Option Price, Landlord will convey the Premises to Tenant by warranty deed, subject to any leases, easements, conditions and restrictions of record affecting the Premises existing on the date of the exercise by Tenant of its option. If Tenant does not exercise its option to purchase the Premises or Tenant does not close the purchase within sixty (60) days after the exercise by Tenant of its option to purchase the Premises because of the fault of Tenant, Tenant's option to purchase the Premises pursuant to this paragraph 4 shall expire and be of no further force and effect.

5.

         Notwithstanding the provisions of paragraph 4 above, if Landlord, during the first five (5) Lease Years, receives a boNa fide offer to purchase the Premises from a third party (the "Third Party Offer"), Landlord shall so advise Tenant by notice in writing setting forth


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         the terms and conditions of the Third Party Offer.  For a period of ten (10) days Fafter receipt of said notice, Tenant shall have the option of purchasing the Premises at the higher of the Option Price or the price specified in the Third Party Offer by giving written notice thereof to Landlord. If Tenant exercises its option under this paragraph 5, closing shall occur within sixty (60) days after the date of the exercise by Tenant of its option contained in this paragraph 5 and time is of the essence. Upon payment of the Option Price or the price set forth in the Third Party Offer, whichever is applicable, Landlord will convey the Premises to Tenant by warranty deed, subject to any leases, easements, conditions and restrictions of record affecting the Premises existing on the date of the exercise by Tenant of its option to purchase the Premises pursuant to this paragraph 5. If Tenant does not exercise its option to purchase the Premises pursuant to this paragraph 5 within such ten
         (10) day period by written notice to Landlord or Tenant does not close the purchase within sixty (60) days after the exercise by Tenant of its option to purchase the Premises pursuant to this paragraph 5 because of the fault of Tenant, Tenant's option to purchase the Premises pursuant to paragraph 4 above or this paragraph 5 shall expire and shall be of no further force and effect and Landlord may proceed to sell the Premises to such third party on the terms and conditions set forth in the Third Party Offer.

6. Notwithstanding anything to the contrary contained in Section 4 of the Lease, the following shall be applicable to the payment of Monthly Rent and Additional Rent during the periods set forth below:

                  (a) During the first two (2) months of the term of the Lease, Tenant shall not be required to pay Monthly Rent. From the third month through the tenth month of the term of the Lease, the Monthly Rent payable by Tenant shall be reduced by fifty percent (50%).

                  (b) The Monthly Rent shall not be adjusted pursuant to the provisions of Section 4.1(b) of the Lease until after the second Lease Year. Thereafter the provisions of Section 4.1(b) of the Lease shall be applicable; provided, however, that the Adjusted Monthly Rent shall not be increased (i) by more than twenty percent (20%) during the first five (5) Lease Years, using the Monthly Rent of $8,308.23 for the first Lease Year as the base, (ii) by more than twenty percent (20%) during the second five (5) Lease Years, using the Adjusted Monthly Rent for the sixth Lease Year as the base, (iii) by more than twenty percent (20%) during the third five (5) Lease Years using the Adjusted Monthly Rent for the eleventh Lease Year as the base, and (iv) by more than twenty percent (20%) during the last five (5) Lease Years, using the Adjusted Monthly Rent for the sixteenth Lease Year as the base.

7. It is hereby understood and acknowledged by Tenant that the Premises is part of a business park known as Wingate Commons Business
         Park and that the other tenants of the said business park together with their customers, employees and invitees have mutual use of the Common Areas including but not limited to all parking areas, driveways and roads located in the park of which the Premises are a part and that Landlord has the right to temporarily close any part of said Common Areas for such period of time as is




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         reasonably necessary to make repairs or alterations to the
         Common Areas or to the buildings located adjacent thereto. Accordingly, Tenant agrees to indemnify and save Landlord harmless from and against any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees) in connection with any injury to, or the death of, any person or any damage to or loss of property resulting from the use of the aforesaid Common Areas by others or the temporary closure of same by Landlord. Landlord will give Tenant five (5) days' notice of any non-emergency repairs, alterations or improvements and reasonable notice of emergency repairs, alterations or improvements to be made to the Common Areas or to the buildings located adjacent thereto which could restrict ingress or egress to the Premises.

8. Notwithstanding anything to the contrary contained in Section 12 of the Lease, Tenant shall have the right at the inception of the Lease to sublease twenty-five percent (25%) of the Building to another third party for use as executive offices. It is agreed that such third party subleasing a portion of the Building for use as executive offices may enter into additional subleases of parts of such portion with others. Any other subleases not covered by this paragraph B shall be subject to all the terms and provisions of Section 12 of the Lease.

9. For purposes of Section 18 of the Lease, the term "maximum rate then allowable by law" shall mean eighteen percent (18%) per annum.

                  Except as otherwise modified herein, the terms and conditions contained in the Lease are in full force and effect.

                  Capitalized term when used herein and not otherwise defined herein shall have the meanings assigned to them in the Lease.

                  Except as otherwise modified herein, the terms and conditions contained in the Lease, as amended, are hereby ratified, confirmed and approved.

                  Capitalized terms when used herein and not otherwise defined herein shall have the meanings assigned to them in the Lease.



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                  IN WITNESS WHEREOF the parties have executed this Second
Addendum on the dates specified immediately below their respective signatures.

                                                  Landlord:

WITNESS:                                      REYNOLDS METALS DEVELOPMENT
                                                  COMPANY

                                                  By:

                                                   D. Paul Bohevac
                                                   Executive Vice President

                                                  Date:


WITNESS:                                      Tenant:

                                                    LIFECARE INVESTMENTS, INC.

                                                    By:

                                                    Title:

                                                    Date:



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